                                  EXHIBIT 23.2

                       CONSENT OF LOGAN THROOP & CO., LLP

                                   CONSENT OF

                             LOGAN THROOP & CO., LLP



         The undersigned hereby consents to the inclusion of its report, which included an explanatory paragraph describing an uncertainty regarding the Company's ability to continue as a going concern, on the financial statements of San Diego Soccer Development Corporation for the periods ending December 31, 1998 and 1999, and to the reference to it as experts in accounting and auditing relating to said financial statements, in the Proxy for San Diego Soccer Development Corporation and Registration Statement for San Diego Soccer Corporation.



/s/ Logan Throop & Co., LLP
---------------------------
LOGAN THROOP & CO., LLP



                                    Dated: October 6, 2000